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                      SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS AMENDMENT is being executed August 9, 1996, and shall be effective as of April 30, 1996, by and among MASADA SECURITY, INC., a Delaware corporation (the "Borrower"); CIBC INC. ("CIBC"), as a Lender; and SUNTRUST BANK, CENTRAL FLORIDA, N.A. ("SunTrust"), as Co-Agent and as a Lender; and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY as Administrative Agent (the "Agent") for CIBC, SunTrust and other financial institutions who are or who become Lenders under, and as defined in the Credit Agreement referred to below.

                                    RECITALS

     A. The Borrower, CIBC, SunTrust and the Agent are parties to a Credit Agreement dated as of March 28, 1996, as amended as of June 4, 1996 (as so amended, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

     B. The Borrower has requested that the Credit Agreement be amended as hereinafter set forth.

     C. Subject to certain terms and conditions, the Agent and the Lenders are willing to agree to such request, as hereinafter set forth.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     I. AMENDMENTS TO CREDIT AGREEMENT.

     The Credit Agreement is hereby amended as follows:

     A. DEFINITIONS.

     1. The definition of "Pro Forma Acquired Net Operating Income" is amended to read in its entirety as follows:

     PRO-FORMA ACQUIRED NET OPERATING INCOME. For any three month period, the sum of all Acquired RMR Adjustments with respect to RMR Purchases effected during such period. As used herein, an "Acquired RMR Adjustment" shall mean the Recurring Monthly Revenue attributable to the related RMR Purchase multiplied by 1.5 multiplied by a fraction, (a) the numerator of which is the number of days in such three month period minus the number of days since the last day of the month in which such RMR Purchase occurred and (b) the denominator of which is the number of days in such three month period.

     2. The definition of "Safe Choice Capital Expenditures" is amended to read in its entirety as follows:


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     SAFE CHOICE CAPITAL EXPENDITURES.  For any month, the sum of (a) Capital
Expenditures made during such month solely attributable to the Safe Choice Program; and (b) the Safe Choice Excess Expenses for such month.

     B. LEVERAGE.

     Section 5.01 is amended to read in its entirety as follows:

     SECTION 5.02. LEVERAGE.   As of any date,  maintain a ratio of (a) Total
Debt minus the Borrower's cash on hand and cash equivalents as of such date, to the extent the same exceeds $500,000 in the aggregate, and (b) Annualized Adjusted Net Operating Income for the most recently ended period of three consecutive months, as follows: (i) from the Closing Date through and including October 30, 1996, a maximum ratio of 6.50:1.00; and (ii) thereafter, a maximum ratio of 5.50:1.00.

     C. CAPITAL EXPENDITURES.

     Section 5.03 is amended to read in its entirety as follows:

     SECTION 5.03. CAPITAL EXPENDITURES. Not make or incur Capital Expenditures in any fiscal year (or portion thereof) except (a) Permitted Capital Expenditures not exceeding $700,000 in the aggregate from January 1, 1996 through the Expiration Date; and (b) Safe Choice Capital Expenditures not exceeding $15,000,000 during the term of this Agreement, provided that the aggregate amount paid in connection with all Safe Choice Capital Expenditures and all Dealer Program Purchases shall not exceed (i) a maximum cumulative amount for the period commencing April 1, 1996 through and including the last day of any month of $1,350,000 multiplied by the number of months completed during such period and (ii) $2,500,000 in any month.

     II. NO FURTHER AMENDMENTS. Except as specifically amended hereby, the Credit Agreement shall remain unmodified and in full force and effect. The Credit Agreement and all of the other Transaction Documents are hereby ratified and affirmed in all respects, and the indebtedness of the Borrower to the Agent and the Lenders evidenced thereby and by the Notes is hereby reaffirmed in all respects.

     III. CERTAIN REPRESENTATIONS. As a material inducement to the Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants (which representations and warranties shall survive the delivery of this Amendment), after giving effect to this Amendment, as follows:

     A. The execution and delivery of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and its Subsidiaries.

     B. The representations and warranties contained in the Credit Agreement and the other Transaction Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date. No material adverse change has occurred in

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the assets, liabilities, financial condition, business or prospects of the
Borrower or any Subsidiary from that disclosed in the financial statements most recently furnished to the Agent. No Event of Default or condition or event which would, with notice or the lapse of time or both, result in an Event of Default has occurred and is continuing.

     C. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other person or entity in connection with or as a condition to the execution, delivery or performance of this Amendment.

     D. This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

     IV. CONDITIONS. The willingness of the Agent and the Lenders to agree to the foregoing is subject to the following conditions:

     A. The Borrower shall have executed and delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate persons) the following:

            (1)  This Amendment;

            (2) True and complete copies of any required stockholders' and directors' consents and/or resolutions, authorizing the execution and delivery of this Amendment, certified by the Secretary of the appropriate company; and

            (3) Such other supporting documents and certificates as the Agent or its counsel may reasonably request.

     B. All legal matters incident to the transactions hereby contemplated shall be satisfactory to the Agent's counsel.

     V. MISCELLANEOUS.

     A. As provided in the Credit Agreement, the Borrower agrees to reimburse the Agent upon demand for all reasonable fees and disbursements of counsel to the Agent incurred in connection with the preparation of this Amendment and the documents relating hereto.

     B. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


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     C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.


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     IN WITNESS WHEREOF, the Agent, the Borrower, CIBC and SunTrust have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.


                                MASADA SECURITY, INC.


                                By: /s/ David ?
                                    ----------------------------------------
                                     Title: Vice President
                                           ---------------------------------

                                CANADIAN IMPERIAL BANK OF COMMERCE, NEW
                                YORK AGENCY, AS AGENT FOR THE LENDERS


                                By: /s/ Martin W. Friedman
                                    ----------------------------------------
                                    Martin W. Friedman
                                    Managing Director, CIBC Wood Gundy
                                    Securities Corp., as agent for Canadian
                                    Imperial Bank of Commerce,
                                    New York Agency


                                SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                By: /s/ Christopher J. Aguilar
                                    ----------------------------------------
                                     Christopher J. Aguilar,
                                     First Vice President

                                CIBC INC.


                                By: /s/ Martin W. Friedman
                                    ----------------------------------------
                                    Martin W. Friedman
                                    Managing Director, CIBC Wood Gundy
                                    Securities Corp., as agent for CIBC
                                    Inc.


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